SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2007

The Home Depot, Inc
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2455 Paces Ferry Road, N.W., Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)
(770) 433-8211
Registrant’s telephone number, including area code

n/a
(Former Name or Address,
If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 Entry into a Material Definitive Agreement

Disposition of HD Supply, Inc., CND Holdings, Inc. and related Intellectual Property

     On June 19, 2007, The Home Depot, Inc. (“Home Depot”), THD Holdings, LLC, Home Depot International, Inc. and Homer TLC, Inc. (together, the “Sellers”) entered into a Purchase and Sale Agreement (“the Agreement”) with Pro Acquisition Corporation, an affiliate of Clayton Dubilier & Rice, Carlyle Group and Bain Capital (“Purchaser”), by which Purchaser will acquire all of the capital stock of HD Supply, Inc. and CND Holdings, Inc. (the “Transferred Companies”), and certain intellectual property rights, for an aggregate purchase price of $10.325 billion.

     Pursuant to the Agreement, the Transferred Companies are to be sold on a debt-free, cash-free basis, and the purchase price is subject to post-closing adjustment to the extent that closing date working capital differs from a targeted amount. The closing is subject to customary closing conditions, including the termination or expiration of any Hart-Scott-Rodino or Competition Act (Canada) waiting period and is expected to close in the third fiscal quarter of 2007. The transaction is not conditioned upon financing.

     The Agreement may be terminated at any time prior to the completion of the sale by mutual consent, and by either party if the closing does not occur within six months of June 19, 2007. Either party may, however, extend this period for an additional three months if the reason for delay is failure to obtain regulatory approval (the “Outside Date”). The Agreement contains customary termination rights based on breaches of representations or covenants subject to the materiality standards of the Agreement and rights of the parties to cure such breaches.

     A termination fee of $309,750,000 is payable by the Purchaser to Home Depot under the following circumstances: (1) if either party terminates the Agreement by the Outside Date because of the failure to obtain antitrust approvals; (2) if Home Depot terminates the Agreement as a result of an uncured breach or failure to perform by Purchaser of its representations, warranties, covenants or other agreements, subject to the materiality standards in the Agreement; or (3) if Home Depot terminates the Agreement as a result of Purchaser’s breach of its obligations to effect the closing (including a failure to obtain financing).

     The parties agreed to a three-year non-compete provision whereby Home Depot has agreed not to acquire certain companies and to restrictions on the use of HD Supply customer data, and a non-solicit provision pursuant to which Home Depot has agreed not to hire certain employees of the Transferred Companies.

     The foregoing summary is qualified in its entirety by reference to the Agreement included as Exhibit 2.1 hereto and incorporated herein by reference and the Press Release of Home Depot included as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.		Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Document Designation

2.1	Purchase and Sale Agreement, dated as of June 19, 2007, by and between The Home Depot, Inc., THD Holdings, LLC, Home
Depot International, Inc., Homer TLC, Inc. and Pro Acquisition Corporation.

99.1	Press Release of The Home Depot, Inc. dated June 19, 2007.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2007

THE HOME DEPOT, INC.

	By:	/s/ James C. Snyder
	Name:	James C. Snyder
	Title:	Vice President, Secretary and Acting
General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Purchase and Sale Agreement, dated as of June 19, 2007, by and between The Home Depot, Inc., THD Holdings, LLC, Home
Depot International, Inc., Homer TLC, Inc. and Pro Acquisition Corporation.

99.1	Press Release of The Home Depot, Inc. dated June 19, 2007.